Exhibit 99.1

Eargo Strengthens Financial Position with up to $125 Million Strategic Investment from Patient Square Capital

Company to Hold Conference Call and Webcast on June 27, 2022 at 8 a.m. Eastern Time

SAN JOSE, Calif., June 27, 2022 (GLOBE NEWSWIRE) – Eargo, Inc. (Nasdaq: EAR) (the “Company”), a medical device company on a mission to improve the quality of life of people with hearing loss, today announced it has signed a definitive agreement with Patient Square Capital (“Patient Square”) to raise $100 million through the sale of senior secured convertible notes, with an additional $25 million future investment subject to certain conditions. The Company intends to use the net proceeds of Patient Square’s investment for working capital purposes, to fund the Company’s omni-channel growth strategy and to repay all of the Company’s approximately $15 million in existing third-party debt as well as related pay-off expenses.

Under the agreement, the Company will issue $100 million aggregate principal amount of senior secured convertible notes to Patient Square upon closing (the “First Tranche Investment”).

Within 180 days of the issuance of the First Tranche Investment, the Company expects to undertake a rights offering that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which its stockholders as of a record date to be determined will have the right to purchase their pro rata share of 375 million shares of newly issued common stock at a purchase price of $0.50 per share.

Patient Square has agreed to purchase up to an additional $25 million aggregate principal amount of senior secured convertible notes (the “Second Tranche Investment”) if the rights offering has not been completed within 150 days after closing of the First Tranche Investment, or if the rights offering is completed within 150 days after the closing of the First Tranche Investment, and existing stockholders of the Company subscribe for less than 75 million shares of newly-issued common stock of the Company in such rights offering.

If the rights offering is completed before 150 days following closing of the First Tranche Investment, and existing stockholders subscribe for at least 75 million of shares, total cash proceeds to Eargo (from both the issuance of the senior secured convertible notes and the rights offering) increases to $137.5 million.

Any proceeds from the rights offering will be used to redeem the senior secured convertible notes and for general corporate purposes. In the event the rights offering is not fully subscribed, the remaining senior secured convertible notes not redeemed in the rights offering will convert into 375 million shares of common stock less the number of shares subscribed for in the rights offering.

The senior secured convertible notes accrue interest at a rate of 12.00% per annum payable in kind, and mature 1 year after the closing of the First Tranche Investment. The senior secured convertible notes are redeemable at the option of the Company at any time after issuance. Upon the maturity date, redemption or conversion, the senior secured convertible notes must be repaid at an annualized return on their initial face value of no less than 12.00% or, if greater, at 150% of the initial principal amount of such senior secured convertible notes.

In advance of the rights offering, the Company, at its discretion, is able but not obligated to seek alternative forms of capital to pay off the convertible notes or to sell the Company. The Company expects that in the event it enters into a sale transaction, then it would not proceed with the rights offering.

The Company expects to hold a meeting of its stockholders within 120 days of the closing of the First Tranche Investment, seeking stockholder approval of the issuance of the common stock upon conversion of the notes and an increase in the number of shares authorized under the Company’s charter to an amount sufficient to consummate the rights offering.

Upon closing of the transaction, Patient Square will have a board observer position on the Company’s Board of Directors. Following the completion of the rights offering, Patient Square will have the right to nominate a number of directors to the Board of Directors that is proportionate to its ownership of the Company.

Christian Gormsen, President and Chief Executive Officer, said, “We believe this commitment of up to $125 million in additional capital from an experienced healthcare investor will enable us to pursue our omni-channel growth strategy powered by telecare. This includes further optimizing our cash-pay business, focusing on potentially regaining insurance coverage of Eargo for government employees under the FEHB program, and refining and expanding our physical retail strategy.”

Jim Momtazee, Managing Partner of Patient Square, said, “With over 40 million people in the U.S. with hearing loss but only approximately a quarter of them owning a hearing aid, the hearing care market is significantly underpenetrated. Eargo’s innovative virtually invisible product and its unique telecare support infrastructure position the Company well for growth across multiple channels. We are excited to support Eargo in its mission to improve quality of life for people with hearing loss.”

Perella Weinberg Partners LP and BofA Securities, Inc. acted as financial advisors to Eargo.

The offer and sale of the senior secured convertible notes and any shares of common stock issued upon conversion are being made in a transaction not involving a public offering and have not been registered under the Securities Act or applicable state securities laws and will be sold in a private placement pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the common stock issuable upon conversion of the senior secured convertible notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Conference Call and Webcast Information

Eargo will host a conference call to discuss the transaction before market open on Monday, June 27, 2022, at 5 a.m. Pacific Time / 8 a.m. Eastern Time. The conference call can be accessed live over the phone at (833) 649-1234 for U.S. callers or (914) 987-7293 for international callers, using conference ID: 9639369. The live webcast can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA regulated, exempt Class I or Class II devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. The Eargo device is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s sixth generation device, Eargo 6, is an FDA Class II exempt hearing device featuring Sound Adjust technology that automatically optimizes the soundscape as the user moves between environments. Eargo 6 is available for purchase here.

Related Links

http://eargo.com

About Patient Square Capital

Patient Square Capital (www.patientsquarecapital.com) is a dedicated health care investment firm that partners with best-in-class management teams whose products, services and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies that will grow and thrive. Patient Square invests in businesses that strive to improve patient lives, strengthen communities and create a healthier world. Patient Square’s team of industry-leading executives is differentiated by the depth of focus in health care, the breadth of health care investing experience, and the network it can activate to drive differentiated outcomes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the notes transaction; the rights offering; the Company’s plans to optimize its cash-pay business, focus on potentially regaining insurance coverage of Eargo for government employees under the Federal Employees Health Benefits (FEHB) program, and refine and expand its physical retail strategy; and Eargo’s market position and strategy. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the closing of the notes transaction; completion of the rights offering; the extent to which we may be able to validate processes to support the submission of claims for reimbursement from the FEHB program in the future, if at all, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the extent of losses from hearing aids delivered to customers from September 21, 2021 until December 8, 2021; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of our hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the anticipated implementation of a pending over-the-counter hearing aid regulatory framework; and our estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on our business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Nick Laudico

Senior Vice President of Corporate Strategy and Investor Relations

ir@eargo.com